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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Howard Schultz & Associates International:

     We consent to the inclusion in this Current Report on Form 8-K/A of our report dated March 1, 2002, on the combined balance sheets of Howard Schultz & Associates International, Inc. as of December 31, 2001 and 2000, and the related combined statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2001, included herein.


                                           /s/ KPMG LLP
                                           --------------------------
                                           KMPG LLP

Dallas, Texas
April 1, 2002